                                                                    Exhibit 21.1


                 SUBSIDIARIES OF ALEXION PHARMACEUTICALS, INC.


Columbus Farming Corporation (New York)
100% owned by Registrant


Alexion Antibody Technologies, Inc. (California)
100% owned by Registrant